UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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First Capital Bancorp, Inc.
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First Capital Bancorp, Inc.

4222 Cox Road

Glen Allen, VA 23060

July 12, 2012

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of First Capital Bancorp, Inc., a Virginia corporation (the “Company”). The meeting will be held on August 22, 2012, at 4:00 p.m. at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares your own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card at your earliest convenience.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Grant S. Grayson

Grant S. Grayson

Chairman of the Board

FIRST CAPITAL BANCORP, INC.

4222 Cox Road

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 22, 2012

The Annual Meeting of Stockholders of first Capital Bancorp, Inc. will be held at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia at 4:00 p.m., on Wednesday, August 22, 2012 for the following purposes:

1) To elect three (3) directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2) To approve an amendment to the First Capital Bancorp, Inc. 2010 Stock Incentive Plan to increase the authorized number of shares reserved for issuance by 360,000 shares.

3) To approve an amendment to the Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of the common stock.

4) To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in this Proxy Statement.

5) To ratify the appointment of Cherry, Bekaert & Holland as independent registered public accountant for the year ending December 31, 2012.

6) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 2, 2012 are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. IF YOU HOLD SHARES OF COMMON STOCK THROUGH A BROKER OR OTHER NOMINEE, YOUR BROKER OR OTHER NOMINEE WILL VOTE YOUR SHARES FOR YOU IF YOU PROVIDE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES. IN THE ABSENCE OF INSTRUCTIONS, YOUR BROKER CAN ONLY VOTE YOUR SHARES ON CERTAIN LIMITED MATTERS, BUT WILL NOT BE ABLE TO VOTE YOUR SHARES ON OTHER MATTERS (INCLUDING THE ELECTION OF DIRECTORS). IT IS IMPORTANT THAT YOU PROVIDE VOTING INSTRUCTIONS BECAUSE BEGINNING THIS YEAR, BROKERS AND OTHER NOMINEES NO LONGER HAVE THE AUTHORITY TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND OTHER ITEMS WITHOUT INSTRUCTIONS FROM YOU.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting: This proxy statement and First Capital Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 may be viewed at:http://www.cfpproxy.com/4780.

GLEN ALLEN, VIRGINIA	BY ORDER OF THE BOARD OF DIRECTORS
July 12, 2012	WILLIAM W. RANSON, SECRETARY

PROXY STATEMENT

OF

FIRST CAPITAL BANCORP, INC.

4222 Cox Road

Glen Allen, Virginia 23060

FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of First Capital Bancorp, Inc., a Virginia corporation and a bank holding company (hereinafter referred to as “FCB” or the “Company”) in connection with the solicitation by the Board of Directors of FCB of proxies to be voted at the Annual Meeting of Stockholders of FCB to be held at 4:00 p.m., on Wednesday, August 22, 2012, or any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is July 12, 2012.

FCB is the successor to First Capital Bank, a Virginia banking company (the “Bank”). Pursuant to a share exchange transaction that was effective September 8, 2006 (the “Share Exchange”); the Bank became a wholly-owned subsidiary of FCB. To the extent applicable and appropriate, references herein to the “Company” or “FCB” shall include references to the Bank and references to prior time periods for “FCB” or the “Company” shall include prior time periods for the Bank.

Only stockholders of record of the Company’s common stock at the close of business on July 2, 2012 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. At the close of business on July 2, 2012, there were 11,884,682 shares of the company’s common stock outstanding and entitled to vote at the Company’s annual meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the annual meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

All properly executed proxies received by FCB prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted FOR the nominees for election as directors, FOR the amendment to the 2010 Stock Incentive Plan increasing the number of authorized shares reserved for issuance by 360,000 shares, FOR the amendment to the Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of the common stock, FOR the advisory vote on executive compensation and FOR Item 5. ANY STOCKHOLDER OF RECORD WHO HAS EXECUTED AND DELIVERED A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY GIVING WRITTEN NOTICE OF REVOCATION OF THE PROXY TO THE SECRETARY, OR BY SUBMITTING TO FCB A SIGNED PROXY BEARING A LATER DATE.

All references in this Proxy Statement to FCB’s last fiscal year refer to the period from January 1, 2011 to December 31, 2011.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Holders of common stock of FCB, par value $4.00 per share, are entitled to vote at the meeting. Each share of FCB Common Stock is entitled to one vote on all matters which may come before the meeting. As of July 2, 2012, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 11,884,682 shares of FCB Common Stock issued and outstanding.

The following table shows the shares of FCB Common Stock beneficially owned by (i) each director or nominee for director, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of FCB as a group, as of June 30, 2012. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Number of Shares (1)	Percent of Class (1)
Gerald Blake	96,130	*
Grant S. Grayson	197,788	1.7
Gary L. Armstrong	69,417	*
Yancey S. Jones	214,500	1.8
John M. Presley	242,388	2.0
Debra L. Richardson	47,400	*
Joseph C. Stiles, Jr.	63,547	*
Robert G. Watts, Jr.	67,158	*
Richard W. Wright	253,775	2.1
Gerld Yospin	69,781	*

Current directors and executive officers as a group (14 persons)	1,431,382	12.0%

(1)	Amounts reflect shares of common stock issuable upon the exercise of stock options exercisable within 60 days of June 30, 2012, as follows: Mr. Blake 14,725 shares; Mr. Grayson 22,725 shares; Mr. Armstrong 6,167 shares; Mr. Jones 11,725 shares; Mr. Presley 36,667; Ms. Richardson 10,750 shares; Mr. Stiles 14,725 shares; Mr. Watts 25,583 shares; Mr. Wright 20,225 shares; and Mr. Yospin 14,725 shares. Also included are shares of common stock issuable upon the exercise of warrants currently exercisable as follows: Mr. Blake 16,281, Mr. Grayson 50,000, Mr. Armstrong 17,250; Mr. Jones 53,750; Mr. Presley 62,485; Ms. Richardson 7,500; Mr. Stiles 6,250; Mr. Watts 9,175; Mr. Wright 33,800 and Mr. Yospin 10,123.

*	Ownership interest less than 1%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table set forth, as of June 30, 2012, unless otherwise noted, certain information with respect to beneficial ownership of shares of common stock by owners or more than 5% of shares of common stock known to FCB.

Name	Number of Shares (1)	Percent of Class (1)
Kenneth R. Lehman	7,303,612	51.0%

(1)	Amount reflects 2,434,537 shares of common stock issuable upon the exercise of warrants currently exercisable.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of FCB is divided into three classes (I, II and III). Directors of FCB are elected on a staggered basis for three-year terms, with approximately one-third of the directors having terms expiring each year. Three (3) directors in Class III are to be elected at this meeting to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2015.

With respect to the election of directors, a majority of the outstanding shares of Company Common Stock entitled to vote on the matter present at the meeting in person or by proxy will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker nonvotes) will count toward a quorum.

Proxies received from stockholders will be voted in favor of the nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

Certain information concerning the three (3) nominees for election at this meeting, and the directors who will continue in office after the meeting, is set forth below. Unless otherwise specified, each director has held his or her current position for at least five years. The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualification, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company beginning in 2012.

NOMINEES FOR ELECTION AS DIRECTORS

FOR THREE-YEAR TERMS EXPIRING IN 2015

Name, Age and Year First Became Director	Principal Occupation

Robert G. Watts, Jr., 52 Director since 2001	President of First Capital Bancorp, Inc. and President and CEO of First Capital Bank. From June 1, 1999 until taking a position with the bank on December 20, 2000, Mr. Watts was Senior Vice President and Senior Lending Officer of The Bank of Richmond (now Bank of Hampton Roads). The Board believes that Mr. Watts’ long career in the banking industry, including extensive experience in the central Virginia area, makes him well qualified to serve as a director.

Debra L. Richardson, 49 Director since 2003	President and owner of Business and Healthcare Solutions, PLC which specializes in financial strategies for businesses and healthcare providers. Prior to forming Business and Healthcare Solutions in 2005, Ms. Richardson served as President of MMR Holdings, a supplier of health care imaging services, for two years. Prior to that she worked for 15 years at the accounting firm of Keiter Stephens, the last 10 years as the partner in charge of the Healthcare practice. The Board believes that Ms. Richardson’s extensive executive and management experience, particularly her extensive accounting and financial reporting experience, makes her well qualified to serve as a director.

John M. Presley, 51 Director since 2008	Chief Executive Officer and Managing Director of First Capital Bancorp, Inc. Prior to joining First Capital Bancorp, Inc., Mr. Presley served as Senior Vice President, Head of Strategic Initiatives for Fifth Third Bank since April 2006. From October 2004 through April 2006, Mr. Presley was the Chief Financial Officer for Marshall & Ilsley Corporation. For 15 years prior to that Mr. Presley served in various capacities with National Commerce Financial and its affiliates, which included, from July 2003 through October 2004 Chief Financial Officer of National Commerce Financial and immediately prior to that President and Chief Executive Officer of First Market Bank. Mr. Presley serves as Lead Director and Chairman of the Audit Committee of Lumber Liquidators, Inc. The Board believes that Mr. Presley’s long and extensive career in the banking and financial services industries makes him well qualified to serve as a director.

DIRECTORS WHOSE TERMS EXPIRE IN 2013

CLASS II

Name, Age and Year First Became Director	Principal Occupation

Yancey S. Jones, 61 Director since 1998	Executive Vice President of TSRC, Inc./MEGA Office Furniture, servicing Virginia, Maryland and DC with office supplies and office furniture. The Board believes that Mr. Jones’ extensive executive and management experience, together with his knowledge of the local business community, makes him well qualified to serve as a director.

Joseph C. Stiles, Jr., 90 Director since 1998	Owner and President of Luck Chevrolet, Inc., Ashland, Virginia, a long-standing Chevrolet dealership. Mr. Stiles was appointed a member of the Board of Directors of Hanover National Bank in 1965 and served in that capacity until the merger with First Virginia Bank-Colonial in 1986, and remained on the Board of First Virginia Bank-Colonial until December, 1995. The Board believes that Mr. Stiles’ extensive executive and management experience, together with his prior experience as a bank director, makes him well qualified to serve as a director.

Richard W. Wright, 77 Vice Chairman of the Board Director since 1998	Chairman of Heritage Union, a life insurance holding company. Former Chairman of James River Group, a property and casualty insurance holding company. Mr. Wright is also the former Chairman of Peoples Security Life Insurance Company and the former Chairman and Director of Front Royal, Inc., a property casualty insurance holding company. Mr. Wright is also the President and Director of the Wright Group, an insurance consulting company located in Richmond. The Board believes that Mr. Wright’s extensive executive and management experience, together with his prior experience serving as a director of a public company, makes him well qualified to serve as a director.

DIRECTORS WHOSE TERMS EXPIRE IN 2014 CLASS I
Name, Age and Year First Became Director	Principal Occupation

Gerald Blake, 58 Director since 1998	Owner Exit First Realty, a Richmond, Virginia company that lists and sells real estate. Former owner and President of Select Office Systems, a Richmond based company that sells and markets office equipment. The Board believes that Mr. Blake’s extensive executive and management experience, together with his prior experience in and knowledge of the Virginia real estate market makes him well qualified to serve as a director.

Grant S. Grayson, 59 Chairman of the Board Director since 1998	Partner in the law firm of LeClairRyan, A Professional Corporation since November 2009. Prior to November 2009, Mr. Grayson was a partner in the law firm of Cantor Arkema, P.C. The Board believes that Mr. Grayson’s extensive experience advising companies on legal and financial matters makes him well qualified to serve as a director.

Gerald H. Yospin, 70 Director since 1998	Owner of commercial real estate. Mr. Yospin is a former senior associate and member of the Retail Brokerage Department of Grubb & Ellis/Harrison & Bates, Inc., located in Richmond, Virginia. The Board believes that Mr. Yospin’s extensive experience in real estate development and his knowledge of the Virginia real estate market make him well qualified to serve as a director.

No director is related to any other director or executive officer of FCB by blood, marriage or adoption.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Information with respect to Robert G. Watts, Jr., our President and John M. Presley, our Chief Executive Officer and Managing Director, is set forth above. Information with respect to certain other executive officers is as follows:

Gary L. Armstrong, Executive Vice President, Commercial Banking Leader: Prior to joining us in 2009, Mr. Armstrong was the Commercial Banking Group Manager with First Market Bank where he spent the previous eleven years in various commercial banking and credit administration roles.

William D. Bien, Jr., Executive Vice President and Senior Lending Officer: Prior to joining us in 2003 as Senior Vice President, Mr. Bien served for several years as Executive Vice President and Senior Lender at CommonWealth Bank (now First Community Bank), Richmond, Virginia.

Andrew G. Ferguson, Executive Vice President and Chief Credit Officer: Prior to joining us in January 2010, Mr. Ferguson served as head of Credit Administration at First Market Bank for eight years. Mr. Ferguson has over 20 years of commercial banking experience in Richmond.

William W. Ranson, Executive Vice President and Chief Financial Officer: Prior to joining us in 2004, Mr. Ranson was a Senior Manager with Cherry, Bekaert and Holland, L.L.P., the Bank’s independent registered public accounting firm. Prior to joining Cherry, Bekaert and Holland, Mr. Ranson served as Executive Vice President and Chief Financial Officer of CommonWealth Bank, (now First Community Bank), Richmond, Virginia.

James E. Sedlar, Executive Vice President and Chief Operating Officer: Prior to joining us in 2008, Mr. Sedlar served as a Senior Vice President with SunTrust Bank. Prior to working for SunTrust Bank, Mr. Sedlar was the owner/president of a single family homebuilding company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Leadership Structure

The Board of Directors believes that having a non-insider director, Mr. Grayson, serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. The structure ensures a greater role for the non-insider directors in the oversight of the Company and active participation of the non-insider directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Risk Management

The Board is actively involved in managing risks that could affect the Company and its operations. This oversight is conducted primarily through committees of the Board, but the full Board has retained responsibility for general oversight of risk.

The primary risks affecting the Company’s business are credit risks associated with its loan portfolio. The Board has implemented written policies and procedures to help manage this risk. The Company’s loan approval process includes a management loan committee, the Loan Committee of the Board of Directors and, for certain larger loans, the full Board. The Company’s senior Credit Officer reports to the Board monthly on the activities of the management loan committee and on the status of various delinquent or non-performing loans. The Loan Committee and the Board reviews lending policies proposed by management, and the full Board establishes total lending limits for the Company and considers lending policies recommended by the Loan Committee of the Board.

The Risk Committee assists the Board with its oversight responsibilities with respect to (a) the Company’s control processes related to the risks inherent in the Company’s business, (b) assessing and reviewing specific risks, including credit, market, fiduciary, liquidity, reputational, operational, fraud strategic, technology, data-security and business continuity risks, and (c) the Company’s overall risk management activities.

The Audit Committee, with the assistance of management, is generally responsible for overseeing and identifying risks related to the integrity of the Company’s financial statements, including liquidity requirements and compliance with regulatory requirements. The Audit Committee reviews with management and the Company’s outside accountants the Company’s accounting policies, and internal controls, along with the disclosure and content in the Company’s financial statements. Any material risks or related issues identified by the Audit Committee are presented to the full Board for consideration.

The Compensation Committee, with the assistance of management, is responsible for monitoring and identifying risks associated with the Company’s compensation programs and policies. Any material risks or related issues identified by the Compensation Committee are presented to the full Board for consideration.

Independence

Except for Mr. Watts and Mr. Presley, all of the Company’s directors are “independent” as defined by the listing standards of NASDAQ. However, based on his affiliation with LeClairRyan, Mr. Grayson is not “independent” for the purpose of serving on the Audit Committee of the Board of Directors.

Director Nominees

FCB does not have a standing nominating committee. Instead, the full Board of Directors functions in this capacity. The Company believes that such an approach is preferable to having a nominating committee because it assures the widest possible scope in the identification and selection of potential new Board members. Because Mr. Watts and Mr. Presley are not independent directors, they do not participate in any discussions or votes regarding director nominees.

Under the Company’s bylaws, a stockholder may nominate a person for election as a director only if written notice of such nominee is received by FCB at least ninety (90) days in advance of the annual meeting (or seven days after receipt of notice in the event of a special meeting). Any notice with respect to a stockholder nominee for director shall set forth: (i) the name of nominee and the stockholder making the nomination; (ii) a representation that the stockholder is a stockholder of record entitled to vote at the meeting; (iii) such additional information as may be required to be included in a proxy statement under applicable rules; and (iv) the consent of the nominee to serve as a director if elected.

The Company has not paid any fees to any third-party for identifying and evaluating any potential nominees, and no stockholder nominees were received for this annual meeting.

The Board considers a number of factors in identifying and selecting nominees for directors, including business experience and relationships within the community. Stockholder nominees, if properly presented to the Board, are not treated any differently by the Board than would a nominee identified by the Board.

The Board does not have a formal policy on Board nominee diversity. In identifying potential nominees for open Board seats, the Board strives to build and maintain a Board that has a proper mix of skills and experience to best position the Company to achieve its business objectives. In particular, the Board looks at relevant subject matter expertise, depth of knowledge in areas that are important to the Company and its operations, and diversity of thought, background, perspective and experience to ensure proper debate and consideration of the Company’s strategies and operations. In addition the Board looks for nominees who (i) have integrity; (ii) have sufficient experience and ability to understand fully the Company’s business; (iii) have the ability and willingness to devote a sufficient amount of time to meet the responsibilities of a director; and (iv) are free of any significant conflict of interest that might interfere with the nominee’s independence and ability to perform the duties of a director.

Communications with the Board

FCB has no formal policy or procedure governing stockholder communications with the Board or individual directors.

The Board does not believe that a formal policy is necessary because, as a community bank whose directors are all local residents and members of the local business community with numerous relationships with civic, community service, professional and other groups and associations, stockholder access to Board members is readily available. Furthermore, any communication received by the Bank and directed to the Board or an individual director will generally be passed along to such persons. To date, the Board has not received any complaints or other indications from stockholders that a formal policy for contacting the Board or individual directors is appropriate or required.

The Company’s website also invites interested parties to contact the Company, and specifically the investor relations liaison, with any questions and/or comments about FCB matters.

Attendance at Annual Meeting

The FCB has no formal policy regarding attendance by directors at the annual meeting of the Company’s stockholders. The Company believes that no such policy is necessary because, as a community bank whose directors are all local residents and members of the local business community, the Company’s directors generally are available to attend, and look forward to attending, the annual meeting. Consistent with this belief, all of the Company’s directors attended the 2011 annual meeting.

Board Meetings

The Board of Directors held 13 meetings during 2011. Each incumbent director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period for which he or she was a director).

Board Committees

The standing committees of the Board of Directors include an Audit Committee, a Loan Committee, a Risk Committee and a Compensation Committee.

Audit Committee

The Board of Directors of FCB has established a standing Audit Committee currently composed of three directors who are not officers of the Company and are independent as defined by the listing standards of NASDAQ. The members of the Audit Committee are: Gerald Blake, Yancey S. Jones, and Debra L. Richardson. During the 2011 fiscal year, the Audit Committee held 5 meetings.

2011 AUDIT COMMITTEE REPORT

The Audit Committee of FCB has adopted a formal written charter, which was included as an appendix to the proxy statement for the Bank’s 2005 Annual Meeting of Stockholders. In connection with the performance of its responsibilities, the Audit Committee has:

-	Reviewed and discussed the audited financial statements of FCB with management;

-	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

-	Received from the independent auditors disclosures regarding the auditors, independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

-	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gerald Blake Yancey S. Jones Debra C. Richardson

The Audit Committee charter requires that the committee include at least one member who qualifies as an audit committee financial expert, meaning that such person must (i) have an understanding of GAAP and its application to financial statements; (ii) have experience in preparing, auditing, analyzing or evaluating financial statements with issues similar to those applicable to the Company’s financial statements; (iii) understand audit committee functions; and (iv) understand internal controls and procedures for financial reporting. Debra L. Richardson is the member of the Audit Committee who meets these requirements. As noted above, Ms. Richardson is independent as defined by the listing standards of NASDAQ.

Loan Committee

The Board of Directors of FCB has established a Loan Committee. The members of the Loan Committee are: Gerald Yospin, Grant S. Grayson, Gerald Blake, Joseph C. Stiles, Jr., Robert G. Watts, Jr., Richard W. Wright and John M. Presley. The primary purpose of the Loan Committee is to establish lending policy and procedures (including loan approval authority levels), approve applicable credits, and continually monitor the overall quality of FCB’s assets. During the 2011 fiscal year, the Loan Committee held 15 meetings.

Risk Committee

The Board of Directors of FCB has established a Risk Committee. The members of the Risk Committee are: Grant S. Grayson, Richard W. Wright and Gerald Blake. The primary purpose of the Risk Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with regard to (a) the risks inherent in the business of the Company and the control processes with respect to such risks, (b) the assessment and review of credit, market, fiduciary, liquidity, reputational, operational, fraud, strategic, technology, data-security and business-continuity risks, and (c) the risk management activities of the Company. During the 2011 fiscal year, the Risk Committee held 12 meetings.

Compensation Committee

The Board of Directors of FCB has established a Compensation Committee. The members of the Compensation Committee are: Richard W. Wright, Yancey S. Jones, and Grant S. Grayson. The primary purpose of the Compensation Committee is to oversee general human resource issues, as well as establish compensation levels for selected senior management. During the 2011 fiscal year, the Compensation Committee held 5 meetings.

DIRECTORS’ COMPENSATION

For the year ended December 31, 2011, each non-employee member of our Board of Directors (other than the Chairman and Vice Chairman) received $1,000 for each Board meeting he or she attended, and $250 for each committee meeting he or she attended. The Chairman and Vice Chairman received $1,500 for each Board meeting attended.

In 2011, non-employee directors received $134,750 in the aggregate as compensation for their services as directors.

The following table sets forth a summary of certain information concerning the compensation paid by us to our directors, other than Robert G. Watts, Jr. and John M. Presley, during 2011. Information regarding the compensation paid to Mr. Watts and Mr. Presley is disclosed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Total
Gerald Blake	$19,750	$19,750
Grant S. Grayson	$27,250	$27,250
Yancey S. Jones	$15,500	$15,500
Joseph C. Stiles, Jr.	$15,000	$15,000
Richard W. Wright	$27,250	$27,250
Gerald Yospin	$16,000	$16,000
Debra L. Richardson	$14,000	$14,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors, executive officers, and persons who own more than ten percent (10%) of a registered class of FCB’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) stockholders are required by Commission regulation to furnish FCB Capital with copies of all Section 16(a) forms they file.

To FCB’s knowledge, based solely on a review of the copies of reports furnished to FCB, FCB believes that all filings applicable to its executive officers, directors and ten percent (10%) beneficial owners complied with applicable regulations during the last fiscal year.

EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the cash compensation paid by FCB for services rendered in all capacities during the years ended December 31, 2011 and 2010, to the Chief Executive Officer of FCB (the Company’s Principal Executive Officer) and certain other executive officers of First Capital Bank who had total compensation during the 2011 fiscal year which exceeded $100,000. The following table does not include certain perquisites that do not exceed $10,000 each:

Name and Principal Position	Year	Salary	Bonus	Other (1)	All Other Compensation (2)	Option Awards Aggregate Grant Date Fair Value (3)	Total
John M. Presley Chief Executive Officer and Managing Director (Principal/ Executive Officer)	2011 2010	$285,825 233,871	$0 0	$8,216 0	$9,396 9,419	$23,168 19,951	$326,605 263,241
Robert G. Watts, Jr. President of First Capital Bancorp, Inc. and President and Chief Executive Officer of First Capital Bank	2011 2010	$205,613 205,407	$0 30,000	$12,334 0	$9,363 9,244	$5,835 4,015	$233,145 248,439
Gary L. Armstrong Senior Vice President and Commercial Banking Officer	2011 2010	$197,817 194,463	$0 0	$10,955 9,825	$7,608 0	$6,751 1,925	$223,131 206,213

(1)	Amounts shown represent expenses incurred by the Company for SERP benefit costs for split-dollar life insurance policies on the named executives.

(2)	Includes company contributions to the 401 (k) plan which are available to the executives named above on the same basis as to the general employee population.

(3)	Amounts shown represent the aggregate full grant date fair value of each award calculated in accordance with FASB ACSC Topic 718. The assumptions made by the Company in making these valuations are set forth in Note 17. (Stock Option Plan) to the Company’s audited financial statements for the year ended December 31, 2011, as included in the Company’s Report on Form 10-K filed on March 30, 2012.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer of the Company or First Capital Bank. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Agreements with Executive Officers

The Company has entered into an Employment Agreement dated December 31, 2008 with Mr. John M. Presley. The Employment Agreement provides that Mr. Presley’s employment is terminable at any time by either party, except that the Bank must give Mr. Presley 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $200,000 per year, with the Board of Directors having the discretion to pay Mr. Presley additional compensation as a bonus based on the profitability of the Bank, and Mr. Presley’s performance. In the event the Bank terminates Mr. Presley’s employment without “cause”, the Bank must pay to Mr. Presley his base salary for a period of six to 12 months, with such period to be determined by the Board of Directors in its reasonable discretion. In addition, in the event Mr. Presley’s employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Presley is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Presley from competing with the Company under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Presley’s current annual salary under the agreement is $285,000.

The Company has entered into an Executive Endorsement Split Dollar Agreement, (the “Presley Split Dollar Agreement”) with Mr. Presley. Under the terms of the Presley Split Dollar Agreement, the Company shall acquire, own and hold one or more life insurance policies on the life of Mr. Presley. The Company shall be responsible for paying any and all premiums due and payable under such life insurance policies. Upon Presley’s death, his designated beneficiaries shall be entitled to receive death proceeds from the policies totaling $2,160,000. The Company shall be entitled to the remainder of the death proceeds under such policies.

The Company has entered into an Amended and Restated Employment Agreement dated December 31, 2008 with Mr. Watts. The Employment Agreement provides that Mr. Watts’ employment is terminable at any time by either party, except that the Company must give Mr. Watts 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $200,000 per year, with the Board of Directors having the discretion to pay Mr. Watts additional compensation as a bonus based on the profitability of the Company, and Mr. Watts’ performance. In the event the Company terminates Mr. Watts’ employment without “cause”, the Company must pay to Mr. Watts his base salary for a period of six to 12 months, with such period to be determined by the Board of Directors in its reasonable discretion. In addition, in the event Mr. Watts’ employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Watts is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Watts from competing with the Bank under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Watts’ current annual salary under the agreement is $205,000.

The Company has entered into an Executive Endorsement Split Dollar Agreement, (the “Watts Split Dollar Agreement”) with Mr. Watts. Under the terms of the Watts Split Dollar Agreement, the Company shall acquire, own and hold one or more life insurance policies on the life of Mr. Watts. Upon Mr. Watts’ death, his designated beneficiaries shall be entitled to receive death proceeds from the policies totaling $1,556,010. The Company shall be entitled to the remainder of the death proceeds under such policies.

The Company has entered into a Supplemental Executive Retirement Plan Agreement (the “SERP”) dated February 1, 2011, with Mr. Armstrong. The SERP provides an unfunded, nonqualified, supplemental retirement benefit to Mr. Armstrong in the amount of $250,000. The benefits payable to Mr. Armstrong under the SERP vest at age 60, provided Mr. Armstrong is still employed by the Company at that time. If Mr. Armstrong dies, or if his employment is terminated by the Company without cause, the benefits payable under the SERP will automatically vest and be payable to Mr. Armstrong. The Company has also entered into a Split Dollar Life Insurance Agreement dated February 1, 2011 with Mr. Armstrong (the “Split Dollar Agreement”). The Company is responsible for all premiums due under the Split Dollar Agreement.

In connection with the Company’s participation in the Treasury’s TARP program, Messrs. Presley, Watts and Armstrong entered into letter agreements under which FCB is prohibited from paying to them any “golden parachute payment” which is defined as any payment upon departure from employment for any reason, except for payments for services performed or benefits accrued. Such restrictions will be applicable so long as the Company is participating in the TARP program.

Stock Option Plans

2000 Stock Option Plan

On March 15, 2000 the Board of Directors of First Capital Bank (the “Bank”) adopted the First Capital Bank 2000 Stock Option Plan (the “Plan”), which was approved by the shareholders of the Bank at the annual meeting of shareholders held on May 24, 2000. The Plan originally made available up to 77,000 shares of common stock for the granting of stock options to employees, directors, consultants and other persons who have provided services to the Bank in the form of incentive stock options (employees only) and non-qualified stock options (collectively, “Options”). With each subsequent capital raise to support the Company’s growth, the Plan has been amended. On March 19, 2003, the Board of Directors of the Bank approved an amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 52,170 shares. The amendment was approved by the shareholders of FCB at the annual meeting held on May 22, 2003, as a result of which the Plan made up to 129,170 shares available for issuance upon the exercise of options granted under the Plan. On February 16, 2005, the Board of Directors of the Bank approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 26,486 shares. The amendment was approved by the shareholders of the Bank at the annual meeting held on May 18, 2005, as a result of which the Plan made up to 233,489 shares available for issuance upon the exercise of options granted under the Plan (after adjustment for the 3 for 2 stock that was effective December 28, 2005).

The Plan was adopted and approved as the FCB 2000 Stock Option Plan in connection with the consummation of the Share Exchange on September 8, 2006. In connection therewith, any and all options thereunder were automatically converted into options to acquire shares of stock in FCB. On February 21, 2007, the Board of Directors of FCB approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 105,000 shares. The amendment was approved by the shareholders of FCB at the annual meeting held on August 15, 2007, as a result of which the Plan now makes up to 338,489 shares available for issuance upon the exercise of options granted under the Plan.

The Plan terminated in accordance with its terms on the tenth (10th) anniversary of the date of the adoption of the Plan by the Board. Accordingly, no further awards or grants may be made under the Plan.

2010 Stock Incentive Plan

On March 17, 2010, the Company’s Board of Directors adopted the First Capital Bancorp, Inc. 2010 Stock Incentive Plan (the “2010 Plan”), which was approved by the shareholders of the Company at the annual meeting of shareholders held on May 19, 2010. The 2010 Plan makes available up to 150,000 shares of the Company’s common stock for issuance upon the grant or exercise of restricted stock, stock options or other equity-based awards as permitted under the 2010 Plan. Each employee and director of the Company and its affiliates may participate in the 2010 Plan.

Unless sooner terminated, the 2010 Plan will terminate on May 19, 2020.

The 2010 Plan is administered by the Board of Directors, or a Committee thereof, which has the power to determine the persons to whom Options are to be granted. In administering the 2010 Plan, the Board of Directors or the Committee, as applicable, has the authority to determine the terms and conditions upon which Options may be made and exercised, to construe and interpret the 2010 Plan and to make all determinations and actions with respect to the 2010 Plan. Pursuant to the provisions of the 2010 Plan, the exercise price of incentive stock options awarded in the future shall not be less than the fair market value of FCB’s Common Stock on the date the Option is granted. The exercise price of all other options awarded in the future will not be less than 85% of the fair market value of the stock on the date the option is granted. Furthermore, all Options may be subject to various vesting requirements that must first be satisfied in order for the Options to be exercisable. All Options to be granted to the executive officers and directors of FCB will be granted in accordance with Rule 16b-3 under the Exchange Act.

Option Grants

The following table sets forth information concerning individual grants of stock options made during the last fiscal year to the persons named in the Summary Compensation Table, which were approved by the Board of Directors of FCB.

Name	No. of Options Granted	Date of Grant	Exercise Price	Expiration Date
Robert G. Watts, Jr.	10,000	2/28/2011	3.94	2/28/2021
Gary L. Armstrong	8,500	2/28/2011	3.94	2/28/2021

Year End Option Values

The following table sets forth information concerning the total number of securities underlying unexercised options held at the end of the fiscal year by the persons named in the Summary Compensation Table.

Outstanding Option Awards at Fiscal Year End

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Exercisable	Unexercisable	Price	Date
John M. Presley	12,500	—	0	0	4.50	12/3/2019
	20,000	—	0	0	9.05	10/20/2018

Robert G. Watts, Jr.	3,334	6,666	0	0	3.94	2/28/2021
	2,500	—	0	0	12.00	1/16/2018
	2,275	—	0	0	17.50	1/27/2017
	15,000	—	0	0	10.00	12/17/2013
	225	—	0	0	7.33	3/19/2013
	2,250	—	0	0	7.00	12/11/2012
		—

Gary L. Armstrong	2,833	5,667	0	0	3.94	2/28/2021
	3,333	1,667	0	0	4.60	11/30/2019

(1)	The value of the in-the-money options at fiscal year-end was calculated by determining the difference between the price of a share of common stock and the exercise price of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no legal proceedings to which any director, executive officer or stockholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

During fiscal 2011, FCB or the Bank extended credit to certain of its directors. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company is prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by federal banking laws. The balance of loans to Company directors and executive officers totaled $9.4 million at December 31, 2011, or 23.0% of the Company’s equity as of such date.

There are no existing or proposed transactions between FCB and its directors outside of those contemplated in the ordinary course of its banking business. In accordance with the foregoing, FCB currently employs the law firm of LeClairRyan, A Professional Corporation, with which Grant S. Grayson, the Chairman of the Board of Directors of FCB, is affiliated, as counsel to FCB. In addition, the Company purchases office supplies, furniture and equipment from the Supply Room Companies/Mega Office Furniture, with which Yancey Jones, a Director, is affiliated.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO INCREASE THE

NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE

FIRST CAPITAL BANCORP, INC. 2010 STOCK INCENTIVE PLAN

On June 20, 2012, the Company’s Board of Directors adopted, subject to stockholder approval at the annual meeting, an amendment to the First Capital Bancorp, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) to increase the total number of shares reserved for issuance pursuant to grants thereunder by 360,000 shares to a total of 510,000 shares. The Board of Directors believes that the 2010 Plan continues to assist the Company in employing and retaining quality personnel, and in providing incentives to employees and others whose efforts are important to the Company’s success. The amendment to increase the number of authorized shares reserved for issuance under the 2010 Plan is being proposed because only approximately 29,500 shares are currently available for issuance under the 2010 Plan.

Summary of the 2010 Plan

Purpose. The purpose of the 2010 Plan is to promote the success of the Company by providing greater incentive to selected employees, non-employee directors and consultants to associate their personal interests with the long-term financial success of the Company and with growth in stockholder value. The 2010 Plan is designed to provide the Company with flexibility in its ability to attract, retain and motivate the most qualified employees, directors and consultants upon whose judgment, interest, expertise and efforts the success of the Company largely depends.

Permissible Awards. The 2010 Plan authorizes awards in any of the following forms:

•	Options to purchase shares of Company common stock, which may either be non-statutory stock options or incentive stock options under Section 422 of the U.S. Internal Revenue Code (the “Code”); and

•	Restricted stock grants, which may be subject to restrictions on transferability and forfeiture.

•	Such other types of equity-based or equity related awards as may be authorized or approved by the Board or the Committee (as defined below). These awards may involve the transfer of actual shares to participants or payment in cash or otherwise of amounts based on the value of shares of Company stock.

The last reported sale price of the Company’s Common Stock on the NASDAQ Capital Market on June 22, 2012 was $2.26.

Eligibility. Each employee and director of the Company and its affiliates, and certain consultants and advisors providing services to the Company, may participate in the 2010 Plan. The Company has 95 employees, 7 non-employee directors and an indeterminate number of consultants or advisors.

Shares available for Awards. Subject to adjustment as provided in the 2010 Plan, the 2010 Plan reserved a total of 150,000 shares of common stock for issuance pursuant to awards granted under the 2010 Plan.

Limitations on Awards. The Company may grant awards for a maximum of 30,000 shares of common stock under the 2010 Plan to any one person during any one calendar year.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year on excess of $1,000,000, unless the compensation meets certain exceptions, such as performance-based compensation. Stock options granted at fair market value may qualify as “performance-based compensation” if the plan under which the options are granted is approved by the stockholders and the plan states the maximum number of options that may be granted any individual over a specified period of time. For grants of restricted stock shares to meet the requirements of Section 162(m) of the Code, stockholders must approve the material provision of the plan regarding performance goals under which the awards will vest. The 2010 Plan contains all of these features and will enable awards under the 2010 Plan to qualify for full tax deductibility to the Company under Section 162(m) of the Code, if so desired.

Administration. The Board of Directors or a Board committee consisting of at least two disinterested directors (the “Committee”), administers the 2010 Plan. The Board or the Committee designates participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establishes, adopts or revises any rules and regulations it deems advisable to administer the 2010 Plan; and makes all other decisions and determinations necessary under the 2010 Plan.

Limitation on Transfer; Beneficiaries. Generally, participants may not assign or transfer awards, other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, by a qualified domestic relations order. The Board or the Committee may permit other transfers, however, where it concludes that a transfer will not accelerate taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, applicable state or federal tax or securities laws or regulations. A participant may, in the manner determined by the Board or the Committee, designate a beneficiary to exercise the rights of the participant and receive any distribution with respect to any award upon the participant’s death.

Acceleration upon Certain Events. Unless an award agreement provides otherwise, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully exercisable and all time-based vesting restrictions on the outstanding awards will lapse. The vesting of awards will also accelerate upon a change in control, as defined in the 2010 Plan.

Adjustments. In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the 2010 Plan provides for the automatic proportionate adjustment of the share authorization limits, and the shares then subject to each award under the 2010 Plan, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2010 Plan will be adjusted proportionately and the Committee will adjust the 2010 Plan and outstanding awards as necessary to preserve the benefits or potential benefits of the awards.

New Plan Benefits. No grants have been made with respect to the additional shares that will be reserved for issuance under the 2010 Plan if the amendment is approved. The number of shares that may be granted to any director, any executive officer named in the Summary Compensation Table below or any other employee with respect to such additional shares is not determinable at this time because such grants are subject of the discretion of the Board or the Committee.

Termination and Amendment

The Board of Directors or the Committee may, at any time, and from time to time, modify or amend the 2010 Plan. Stockholders must approve amendments to the 2010 Plan that will materially increase the number of shares of stock issuable under the 2010 Plan, expand the types of awards provided under the 2010 Plan, materially expand the class of participants eligible to participate in the 2010 Plan, materially extend the term of the 2010 Plan, reduce the exercise price of stock options or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors or the Committee may condition any amendment on the approval of the stockholders for any other reason. No terminations or amendment of the 2010 Plan may adversely affect any award previously granted under the 2010 Plan without the written consent of the affected participant. If not sooner terminated by the Board of Directors, the 2010 Plan will terminate on May 19, 2020.

Prohibition of Repricing

As discussed above under “Termination and Amendment”, outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award under the 2010 Plan would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain Federal Income Tax Effects

Non-statutory Stock Options. An option holder does not recognize any income upon the grant of a non-statutory stock option under the 2010 Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options. An option holder typically does not recognize any income upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date the option is granted and for one year after receiving the shares upon exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the expiration of the required holding periods, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to that same amount. While the exercise of an incentive stock option may not result in current taxable, income, the excess of the fair market value of the option shares at the time of exercise over the exercise price may be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a federal income tax deduction at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock) and the Company will be allowed corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future income recognized in the stock will be taxable to the participant at capital gains rates. However, if the participant later forfeits the stock, the participant will not be able to recover the tax previously paid pursuant to the code Section 83(b) election.

Other Equity Based Awards. In the case of other stock-based awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of the shares received on the date of payment or delivery. The Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Available Shares

The maximum number of shares available for grants under the 2010 Plan is 150,000 shares. Grants covering approximately 120,500 shares have been made under the 2010 Plan, and approximately 29,500 shares are available for additional grants. Upon the adoption of the proposed amendment, the maximum number of shares available for issuance under the 2010 Plan will be increased by 360,000 shares to 510,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE FIRST CAPITAL BANCORP, INC. 2010 STOCK INCENTIVE PLAN. THE AFFIRMATIVE VOTES OF A MAJORITY OF THE SHARES PRESENT AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THE AMENDMENT.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF

INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT

A REVERSE STOCK SPLIT OF COMMON STOCK

On June 20, 2012, the Board of Directors adopted resolutions: (1) declaring that an amendment to the Company’s Articles of Incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the reverse stock split be submitted to the stockholders for their approval at the annual meeting (the “Reverse Stock Split Proposal”).

The Reverse Stock Split Proposal

The form of the proposed amendment to the Company’s Articles of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Appendix A. Under the terms of the Reverse Stock Split Proposal, the Board will be given the authority to determine whether and when to implement the proposed amendment. If and when a reverse stock split is implemented the Board will determine some amount, between 3 to 10 shares of issued and outstanding Common Stock of the Corporation (“Old Common Stock”) which shall automatically be reclassified and converted into one share of Common Stock (the “Reverse Stock Split”). If the Reverse Stock Split Proposal is approved by our shareholders, the Board of Directors will determine, prior to the filing of the amendment with the Virginia State Corporation Commission, whether such an action is in the best interest of the shareholders, and if so, when the Reverse Stock Split shall occur and the ratio for such split. The Board will consider, among other things, the market price and liquidity of our Common Stock prior to implementing the Reverse Stock Split.

No fractional shares of Common Stock will be issued in connection with any Reverse Stock Split. A stockholder who would otherwise have been entitled to a fractional share of Common Stock will be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such shareholder would otherwise be entitled by (ii) the last reported sale price, or the closing price, of the Company’s Common Stock on the NASDAQ Capital Market (or any other exchange or system on which the Company’s Common Stock is then listed or traded) on the day immediately preceding the effective date of the Reverse Stock Split.

Background and Reasons for the Proposal

The Board of Directors is submitting the Reverse Stock Split Proposal to our stockholders for approval with the primary intent of increasing the market price of our Common Stock. If approved by the stockholders and implemented by the Board, the Reverse Stock Split should also enhance liquidity. Accordingly, we believe that providing the Board with the ability to effect the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split, if implemented, will make our Common Stock more attractive to a broader range of institutional and other investors, as we believe that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our Board of Directors, a Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If the stockholders approve the Reverse Stock Split Proposal at the annual meeting, the Board will have authority to implement the Reverse Stock split until the close of business on July 31, 2013. Following such date, the Board will cease to have authority to implement the Reverse Stock Split in connection with such approval.

Board Discretion to Implement the Reverse Stock Split

If the proposed amendment is approved by our stockholders, it will be implemented, if at all, only upon a determination by our Board of Directors that a reverse stock split, at a ratio determined by the Board of Directors within the range of 3 to 10, is in the best interests of our stockholders. The Board of Directors’ determination as to whether such a split will be implemented and, if so, the effective time and the ratio of such split, will be based upon several factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If our Board of Directors determines to implement the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time and the recent trading history of our Common Stock.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

In connection with the Reverse Stock Split, 5 to 10 shares of existing Common Stock will be combined into one new share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced. The table below illustrates the effect of the Reverse Stock Split on the total number of Common Stock shares, within the authorized range of 5 to 10, expected to be outstanding after the completion of the Reverse Stock Split. As of the date hereof, there are 11,884,682 shares of Common Stock outstanding.

Approximate Number of Outstanding Shares of
Reverse Stock Split Ratio	Common Stock Following the Reverse Stock Split
1-for-3	3,961,561
1-for-4	2,971,171
1-for-5	2,376,936
1-for-6	1,980,780
1-for-7	1,697,812
1-for-8	1,485,585
1-for-9	1,320,520
1-for-10	1,188,468

If implemented, the Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the Reverse Stock Split is implemented, after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be listed on the NASDAQ Capital Markets under the symbol “FCVA,” or such other trading symbol as may be applicable at the time.

Beneficial Holders of Common Stock (i.e., stockholders who hold shares in street name)

If the Reverse Stock Split is implemented, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Holders of Certificated Shares of Common Stock

If the Board implements the Reverse Stock Split, stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares of Common Stock will be issued in connection with any Reverse Stock Split. A stockholder who would otherwise have been entitled to a fractional share of Common Stock will be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such shareholder would otherwise be entitled by (ii) the last reported sale price, or the closing price, of the Company’s Common Stock on the NASDAQ Capital Market (or any other exchange or system on which the Company’s Common Stock is then listed or traded) on the day immediately preceding the effective date of the Reverse Stock Split.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance under these securities will be reduced proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors.

Accounting Matters

As of the Effective Time, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address all of the tax consequences that may be relevant to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as a “capital asset” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Recapitalization Treatment

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized by a U.S. holder upon the Reverse Stock Split, except to the extent that cash received for fractional shares is more or less than the tax basis allocated to those fractional shares. Accordingly, the aggregate tax basis in the Common Stock received under the terms of the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

No Appraisal Rights

Under Virginia law and our Articles of Incorporation, holders of our Common Stock will not be entitled to appraisal rights with respect to the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the holders of outstanding shares of Common Stock is required to approve the Reverse Stock Split Proposal. If you do not instruct your broker how to vote on this proposal, your broker may not vote your shares. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT. THE AFFIRMATIVE VOTES OF A MAJORITY OF THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE AMENDMENT.

PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) includes a provision requiring participants in the Treasury’s Capital Purchase Program (“CPP”), like the Company, during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate and non-binding stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). Such a proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program. Accordingly stockholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the stockholders of First Capital Bancorp, Inc. approve the compensation of executive officers as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

As provided in the ARRA, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote.

The Company believes that its compensation policies and procedures are strongly aligned with the long-term interests of its stockholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL NO. 5

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2011, FCB engaged the accounting firm of Cherry Bekaert & Holland, L.L.P. to audit its financial statements for 2011.

Audit Fees

The following table sets forth the professional fees paid to Cherry Bekaert & Holland, L.L.P by the Company for professional services rendered for the calendar years 2011 and 2010:

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	2011	2010
Audit Fees (1)	$98,350	$80,000
Tax Fees (2)	$16,870	$15,700
Total Fees	$115,220	$95,700

(1)

These are fees paid for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and amounts related to the filing of a Registration Statement on Form S-1.

(2)	These are fees paid on professional services rendered for the preparation of the Company’s tax return and tax compliance services.

Financial Information Systems Design and Implementation Fees and All Other Fees

No fees for professional services were billed to FCB by Cherry, Bekaert & Holland during the fiscal year ended December 31, 2011, except for the fees described above. The Audit Committee pre-approved the audit, transaction fees and tax services.

At the stockholders meeting, a vote will be taken on a proposal by the Board of Directors to ratify the appointment of Cherry Bekaert & Holland as independent auditors for the year ending December 31, 2012. Ratification will require the affirmative vote of a majority of the common Stockholders present at the meeting.

Representatives of Cherry Bekaert & Holland are expected to be present at the annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT & HOLLAND AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2012.

OTHER MATTERS

Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

STOCKHOLDER PROPOSALS

Subject to the rules of the Exchange Act, any stockholder who intends to submit a proposal for action at the annual meeting of stockholders must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the stockholder must continue to own such securities through the date on which the meeting is held. Currently, the 2012 Annual Meeting of Stockholders is scheduled to be held on August 22, 2012, and this Proxy Statement is scheduled to be mailed on July 12, 2012. To be considered for inclusion in the proxy material for the 2013 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of First Capital Bancorp, Inc. at 4222 Cox Road, Glen Allen, Virginia, 23060 on or before December 1, 2012.

Appendix A

Articles of Amendment to Articles of Incorporation

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

FIRST CAPITAL BANCORP, INC.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation is First Capital Bancorp, Inc.

2.	The Corporation’s Articles of Incorporation (the “Articles”) are amended as follows:

(a)	[The following paragraph is hereby added to the Articles as Article [ ], paragraph [ ]:

“[(i)] As of [time] on [date] (the “Effective Time”), a reverse stock split (“Reverse Stock Split”) will occur, as a result of which each             shares of issued and outstanding Common Stock of the Corporation (“Old Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reclassified and converted into             (    ) share of the Corporation’s Common Stock (“New Common Stock”). No fractional shares of Common Stock will be issued in connection with any Reverse Stock Split. A stockholder who would otherwise have been entitled to a fractional share of Common Stock will be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such shareholder would otherwise be entitled by (ii) the last reported sale price, or the closing price, of the Company’s Common Stock on the NASDAQ Capital Market (or any other exchange or system on which the Company’s Common Stock is then listed or traded) on the day immediately preceding the Effective Time. From and after the Effective Time, Old Certificates shall confer no right upon the holders thereof other than the right to exchange them for the New Certificates pursuant to the provisions hereof.”]

3.	The foregoing amendment was adopted on [ ], 2012.

4.	Pursuant to Article VII of the Corporation’s Articles of Incorporation, this amendment has been approved and recommended by at least two-thirds (2/3) of the Board of Directors of the Corporation.

5.	The amendment was proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and

(a)	The number of outstanding shares, and number of votes entitled to be cast on the amendment, were:

Number of Outstanding Shares             Number of Votes

(b)	The total number of votes cast for and against the amendment was:

Total Votes FOR                    Total Votes AGAINST

(c)	The total number of votes case for the amendment was sufficient for approval of the amendment.

IN WITNESS WHEREOF, First Capital Bancorp, Inc. has caused these Articles of Amendment to the Articles of Incorporation to be signed by [            ], a duly authorized officer of the Corporation, on             .

FIRST CAPITAL BANCORP, INC.

By:
Name:
Title:

REVOCABLE PROXY

FIRST CAPITAL BANCORP, INC.

Proxy for Annual Meeting of Stockholders

August 22, 2012

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard W. Wright, Yancey S. Jones and Gerald Blake, and each of them, proxies with full power to vote all of the stock of First Capital Bancorp, Inc. which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on Wednesday, August 22, 2012, at the Hilton Richmond Hotel and Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia at 4:00 p.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE MARK VOTES AS IN THIS EXAMPLE    ☐

1.	ELECTION OF DIRECTORS

	For	Against	For All Except

Class III (for a term of 3 years)

Robert G. Watts, Jr.	☐	☐	☐

Debra L. Richardson	☐	☐	☐

John M. Presley	☐	☐	☐

		For	Against	Abstain

2.	PROPOSAL TO AMEND THIS FIRST CAPITAL BANCORP, INC. 2010 STOCK INCENTIVE PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 360,000 SHARES	☐	☐	☐

		For	Against	Abstain

3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK	☐	☐	☐

		For	Against	Abstain

4.	PROPOSAL TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF EXECUTIVES DISCLOSED IN THE PROXY STATEMENT	☐	☐	☐

		For	Against	Abstain

5.	PROPOSAL TO RATIFY THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND	☐	☐	☐

If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees, to vote FOR the executive compensation, and to vote FOR the proposal to ratify the appointment of Cherry, Bekaert & Holland.

The stockholder’s signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person:

Dated:                                                  , 2012

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD IN POSTAGE PAID ENVELOPE PROVIDED